Exhibit 99.1

1 2 3 4 5 6 7 8 9 10 In re: ) ) CASENO.: DEPTNO.: A - 21 - 828527 - B XIII 11 AQUA POWER SYSTEMS, INC., a Nevada ) Corporation, ) 12 ) 13 (Application of Stephen Carnes) ) ) 14 15 16 19 20 21 22 23 26 27 28 ELECTRONICALLY SERVED 8/5/2021 5:11 PM Electronically Filed 15:lOPM CLER K O F TH E COURT ORDR PETER L. CHASEY, ESQ. Nevada Bar No. 007650 CHASEY LA W OFFICES 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233 - 0393 Fax: (702) 233 - 2107 email: peter@chase y law . com Attorneys for Receiver STEPHEN CARNES EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA a Receiver of and for APSI; ORDER GRANTING MOTION TO BAR ASSERTED CLAIMS AND UNASSERTED CLAIMS 17 Claims against A Q UA POWER SYSTEMS, INC. (hereinafter "APSI"), Opposition by Claimant Graham 18 2 4 days from Notice of Entry of Order, 25 Th.is Court, ha v - ing considered the Receiver's Motion to Bar Assert e d C laim s and Unasserted Taylor, proper notice having been given, good cause appeari ng, this Court fin d s and orders as follows: ]f IS HEREBY FOUND that on March 3, 2021, pursuant to NRS 78 . 635(1), this Court appointed ITIS FURTHER FOUND that on March 3, 2021, pur suant to NRS 78.675, this Court ordered all claimants and creditor s of APSI to submit proof of claim to the Rec e i ve r of APSI within thirty (3 0 ) IT IS FURTHER FOUND that pur s uant to NRS 78.675 , the Receiver served and publish e d Notice of Emry of the Order Requiring Proofs of Claim against APSI for four (4) weeks in the Nevada Legal News as ordered by this Court, - 1 - Case Number: A - 21 - 828527 - B

1 2 5 6 7 8 9 Heng Hong Investment, and Puriwanto Handoko against APSI with the Receiver of APSI, 3 IT IS FURTHER FOUND that on June 28, 2021, pursuant to NRS 78.685(1), the Receiver 4 IT IS FURTHER ORDERED that, pursuant to NRS 78.685(2), Graham Taylor, Heng Hong 10 Investment, and Puriwanto Handoko shall have thirty (30) days from Notice of Entry of this Order to 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 IT IS FURTHER FOUND that Claimant Graham Taylor submit proofs of claims for himself, disallowed the claims by Graham Taylor, Heng Hong Investment, and Puriwanto Handoko, THEREFORE, IT IS HEREBY ORDERED, pursuant to NRS 78.635, NRS 78.675, and NRS 78.685(1) that all claimants and creditors of APSI are barred from participating in the distribution of the assets of APSI for claims which arose on or before the date of this Order, appeal the Receiver's decision disallowing their claims. IT IS SO ORDERED. Respectfully Submitted by: CHASEY LAW OFFICES PETER L. CHASEY, ESQ. Nevada Bar No. 007650 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233 - 0393 Fax: (702) 233 - 2107 email: peter@chaseylaw.com Attorneys for Receiver Dated this 5th day of August, 2021 HON . 1 \ 1ARK DENTON CDB 6A3 0D31 504E Mark R. Denton District Court Judge Approved as to Form and Content: CORY READE DOWS & SHAFER JAY A SHAFER, ESQ. Nevada Bar No. 9184 1333 North Buffalo Drive, Suite 120 Las Vegas, NV 89129 (702) 794 - 4411 jshafer@crdslaw.com Attorneys for Claimant Graham Taylor ABG - 2 -